SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: July 11, 2000

                              UnitedGlobalCom, Inc.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                        0-21974                       84-1116217
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                  Identification #)
incorporation)

             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)

                                 (303) 770-4001
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

On June 26, 2000, UnitedGlobalCom, Inc. ("United") and Liberty Media Corporation ("Liberty") announced an agreement (the "Agreement") pursuant to which United will acquire certain of Liberty's international broadband distribution and programming assets (the "Transaction"). On July 11, 2000, the parties amended the Agreement to, among other things, permit Liberty or its affiliates to prepay an obligation up to $31.5 million as to which United agreed pursuant to the Agreement. The amendment also permits Liberty to make a loan and provide other credit support to third parties, totaling up to $47 million. As a result of the foregoing, at the closing of the Transaction, United would acquire the rights and assume the obligations with respect to such loan as well as all rights under the AISA Option (as defined in the Amendment) and would pay Liberty and its affiliates in cash or shares an amount equal to the sum of the prepayment and amounts paid under the credit supports plus 10% per annum thereon. For a full description of the amendment to the Agreement, please see
Exhibit 10.1 filed herewith.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

        10.1 First Amendment to Agreement dated as of July 11, 2000, among UnitedGlobalCom, Inc., Liberty Media Corporation and Liberty Media International, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                UNITEDGLOBALCOM, INC.



DATE:  December 18, 2000        By: /s/ Frederick G. Westerman, III
                                   Frederick G. Westerman, III
                                   Chief Financial Officer

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